Exhibit 3.46

OPERATING AGREEMENT

OF

SHEA RIVERMARK VILLAGE, LLC

This Operating Agreement (this “Agreement”) of Shea Rivermark Village, LLC, a California limited liability company (the “Company”), is entered into this 22nd day of March, 2001 by Shea Homes Limited Partnership, a California limited partnership (the “Member”), as sole member of the Company.

R E C I T A L S

WHEREAS, the Member caused the Company to be formed pursuant to the provisions of the Beverly-Killea Limited Liability Company Act as set forth in Title 2.5 (commencing with Section 17000) of the Corporations Code of the State of California (the “Act”); and

WHEREAS, the Member, as sole member of the Company, desires to enter into this Agreement to define formally the terms of such limited liability company and the Member’s rights and obligations with respect thereto.

A G R E E M E N T

NOW, THEREFORE, the Member, as sole member of the Company, hereby agrees as follows:

1. Name. The name of the Company is Shea Rivermark Village, LLC.

2. Purpose. The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act.

3. Office and Registered Agent. The Company shall continuously maintain an office and registered agent in the State of California as required by section 17057 of the Act. The address of the office of the Company in California is 655 Brea Canyon Road, Walnut, California 91789. The registered agent for service of process of the Company is Max B. Johnson, c/o J.F. Shea Co., Inc., 655 Brea Canyon Road, Walnut, California 91789.

4. Member. The name and the address of the Member is Shea Homes Limited Partnership, 655 Brea Canyon Road, Walnut, California 91789.

5. Management. Management of the Company is vested in the Member. The officers of the Member are, and any two of them acting together are authorized, empowered and directed, in the name of and on behalf of the Company, and in the name of and on behalf of the Member, in its capacity as the sole member of the Company, to execute and deliver all agreements, instruments, certificates or other documents as may be deemed reasonably necessary or appropriate, in furtherance of or in connection with the business of the Company.

6. Term; Dissolution. The term of the Company commenced upon the filing of the Articles of Organization of the Company with the California Secretary of State. The Company shall be dissolved upon the first to occur of the following: (a) April 1, 2052, (b) the written consent of the Member, (c) an entry of a decree of judicial dissolution pursuant to section 17351 of the Act, or (d) any other event that requires or causes dissolution of the Company under the Act.

7. Capital Contributions. The Member has contributed or will contribute 100 percent of the capital of the Company. The Member may make further capital contributions to the Company but shall not be required to do so.

8. Tax Matters. During any period in which the Member is the only member of the Company, the following shall apply for federal income tax purposes and relevant state income tax purposes, but only for such purposes: (a) in accordance with Section 301.7701-3 of the Income Tax Regulations, the Company shall be disregarded as an entity separate from the Member; (b) all items of income, gain, loss, deduction and credit of the Company shall be treated as recognized directly by the Member; and (c) the assets and liabilities of the Company shall be treated as the assets and liabilities of the Member. During any period in which the Company has more than one member, the Company shall be treated as a partnership for federal income tax purposes and relevant state income tax purposes, but shall not be treated as a partnership for any other purpose.

9. Distributions. Distributions shall be made to the Member at such times and in such amounts as determined by the Member.

10. Assignments. The Member may assign in whole or in part its limited liability company interest in the Company.

11. Admission of Additional Members. Additional members may be admitted at any time with the consent of the Member. Upon the admission of one or more additional members, this Agreement shall be amended to reflect the agreement of the parties at that time.

12. Liability of Member. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent required under the Act.

13. Amendment. This Agreement may be amended from time to time with the written consent of the Member.

14. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of California, all rights and remedies being governed by said laws.

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement on the date first above written.

SHEA HOMES LIMITED PARTNERSHIP,
a California limited partnership

By:	J. F. Shea Co., Inc.

By:
	Its:	VP

By:
	Its:	Secretary

AMENDED AND RESTATED OPERATING AGREEMENT

OF

SHEA RIVERMARK VILLAGE, LLC

This Amended and Restated Operating Agreement (this “Agreement”) of SHEA RIVERMARK VILLAGE, LLC, a California limited liability company (the “Company”), is entered into effective as of July 30, 2007, by SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership (“Member”), as sole member of the Company, and SHEA PROPERTIES MANAGEMENT COMPANY, INC., a Delaware corporation (“SPMC”).

R E C I T A L S

WHEREAS, Member caused the Company to be formed pursuant to the provisions of the Beverly-Killea Limited Liability Company Act as set forth in Title 2.5 (commencing with Section 17000) of the Corporations Code of the State of California (the “Act”); and

WHEREAS, Member executed that certain Operating Agreement of Shea Rivermark Village, LLC, dated as of March 22, 2001 (the “Original Operating Agreement”).

WHEREAS, Member was the manager of the Company pursuant to the Original Operating Agreement and now desires to appoint SPMC as the Manager of the Company. SPMC wishes to accept such appointment.

WHEREAS, Member, desires to amend and restate the Original Operating Agreement to reflect the foregoing, and SPMC desires to acknowledge and agree to its appointment as Manager. This Agreement supersedes the Original Operating Agreement in its entirety.

A G R E E M E N T

NOW, THEREFORE, Member, as sole member of the Company, and SMPC to acknowledge and agree to its appointment as Manager, hereby agree as follows:

Section 1. FORMATION

1.1 Name. The name of the Company is SHEA RIVERMARK VILLAGE, LLC.

1.2 Purpose. The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act.

1.3 Office and Registered Agent. The Company shall continuously maintain an office and registered agent in the State of California as required by section 17057 of the Act. The address of the office of the Company in California is 655 Brea Canyon Road, Walnut, California 91789. The registered agent for service of process of the Company is Max B. Johnson, c/o J.F. Shea Co., Inc., 655 Brea Canyon Road, Walnut, California 91789.

1.4 Member. The name and the address of Member is Shea Homes Limited Partnership, 655 Brea Canyon Road, Walnut, California 91789.

1.5 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

Act. The Beverly-Killea Limited Liability Company Act, as amended from time to time.

Certificate. The Articles of Organization of the Company, as originally filed and as amended or restated from time to time in accordance with this Agreement and the Act.

Distributable Cash. Cash from operations of the Company, interest on Company cash, notes receivable and other short term investments, net cash proceeds from a sale, refinancing, or condemnation of Company assets, including casualty insurance proceeds not used to rebuild or replace such assets, less cash expenditures and reasonable working capital reserves.

Fiscal Year. The taxable year of the Company, as determined under Section 706 of the Internal Revenue Code.

Person. An individual, partnership, limited partnership, trust, estate, association, corporation, limited liability company, or other entity, whether domestic or foreign.

Section 2. CAPITALIZATION OF THE COMPANY

Member shall have no obligation to contribute additional capital to the Company. Member may elect to contribute cash or property to the Company. If the Company does not have sufficient funds from capital contributions to pay its obligations, Member may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section may constitute a loan from Member to the Company and may bear interest at a rate determined by Member.

Section 3. DISTRIBUTIONS AND ALLOCATIONS

3.1 Distributions. The Company may distribute Distributable Cash to Member in such amounts and at such times as Member may determine in its discretion; provided, however, no distribution shall be made by the Company if the distribution is prohibited by Section 17254 of the Act. If Member receives a distribution from the Company which is determined to have been prohibited by Section 17254 of the Act, Member shall, within thirty (30) days following notice, return such distribution to the Company.

3.2 Income, loss, etc. All items of income, gain, loss, deduction and credit of the Company shall be attributed to Member.

Section 4. MANAGEMENT

4.1 Management by Manager. The business and affairs of the Company shall be managed by SPMC, as its statutory Manager. The Manager shall have full and complete authority, power, and discretion to manage and control all aspects of the business, affairs, and properties of the Company.

4.2 Officers. The Manager may, from time to time, appoint one or more individuals to be officers of the Company. Any officers so appointed shall have such authority and perform such duties as the Manager may, from time to time, delegate to them. Unless the Manager decides otherwise, if the title of an officer is one commonly used for an officer of a business corporation formed under the California Corporation Code, the use of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office. Any number of offices may be held by the same individual.

Section 5 INTERESTS OF MEMBERS

5.1 Limited Liability. Subject to the provisions of Section 17101 of the Act, Member shall have no personal liability for the expenses, liabilities or obligations of the Company. Subject to the provisions of Section 17250 of the Act, Member shall not be required to return any distribution made to it.

5.2 Dissolved Member. If Member is dissolved or terminated, the powers of Member may be exercised by its legal representative or successor. Upon the dissolution of Member, the Company shall not dissolve but shall continue in existence.

Section 6. NO MEETINGS OF MEMBERS

The Company shall not be required to hold Member meetings.

Section 7. ACCOUNTING MATTERS

7.1 Maintenance of Records. The Company shall keep books and records of accounts. The books and records shall be maintained on a basis determined by the Manager.

7.2 Tax Matters. For federal income tax purposes, the Company shall be disregarded as an entity separate from Member pursuant to Treasury Regulations Section 301.7701-3(b)(1)(ii). Subject to the preceding sentence, the Manager shall cause to be prepared and filed all necessary tax returns for the Company.

Section 8. DISSOLUTION AND LIQUIDATION

8.1 Events of Dissolution. Except as otherwise provided in this Agreement, the Company shall be dissolved and its affairs shall be wound up upon the happening of the first to occur of the following:

(a) Upon the election of Member to dissolve the Company.

(b) Upon the sale or other disposition of all or substantially all of the assets and properties of the Company and distribution to Member of the proceeds of the sale or other disposition.

8.2 Effect of Dissolution. Upon any dissolution of the Company under this Agreement or the Act, except as otherwise provided in this Agreement, the continuing operation of the Company’s business shall be confined to those activities reasonably necessary to wind up the Company’s affairs, discharge its obligations, and liquidate its assets and properties in a businesslike manner.

8.3 Liquidation and Termination.

(a) If the Company is dissolved, then an accounting of the Company’s assets, liabilities and operations through the last day of the month in which the dissolution occurs shall be made, and the affairs of the Company shall thereafter be promptly wound up and terminated. Member will liquidate the assets of the Company as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, will be applied and distributed in the following order:

(1) To the payment and discharge of all of the Company’s debts and liabilities to creditors (including Member) in the order of priority as provided by law, other than liabilities for distributions to Member; and

(2) The balance, if any, to Member.

(b) After all of the assets of the Company have been distributed, the Company shall terminate.

(c) Notwithstanding anything to the contrary in this Agreement, upon liquidation of the Company, if Member has a deficit or negative balance in Member’s capital account (after giving effect to all contributions, distributions, allocations, and other capital account adjustments for all taxable years, including the year during which such liquidation occurs), Member shall have no obligation to make any capital contribution to the Company, and the negative balance of Member’s capital account shall not be considered a debt owed by Member to the Company or to any other Person for any purpose whatsoever.

8.4 Certificate of Cancellation. Upon the completion of the winding up of the affairs of the Company, Member shall prepare, execute and deliver to the California Secretary of State a certificate of cancellation in accordance with Section 17350 of the Act.

Section 9. GENERAL PROVISIONS

9.1 Governing Law. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the internal laws of the State of California without reference to choice of law or conflicts of law provisions.

9.2 Binding Effect. This Agreement will be binding upon and inure to the benefit of Member, and its distributees, successors and assigns.

9.3 Headings. All headings are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

9.4 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, the provision will be fully severable; this Agreement will be construed and enforced as if the illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of the illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

9.5 No Third Party Beneficiary. This Agreement is made solely and specifically for the benefit of Member, and its successors and assigns, and no other Person will have any rights, interest or claims or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

9.6 Amendments. Any amendment to this Agreement shall be in writing, dated and signed by Member. If any conflict arises between the provisions of the amendment, or amendments, and the terms hereof, the most recent provisions shall govern and control.

9.7 Exhibits. The following Exhibits attached to this Agreement shall be deemed to be a part of this Agreement and are fully incorporated herein by this reference:

Exhibit A	Articles of Organization

9.8 Counterparts. This Agreement may be executed in multiple identical counterparts, each of which shall be deemed an original, and counterpart signature pages may be detached and assembled to form a single original document. This Agreement may be executed and delivered by the exchange of electronic facsimile copies or counterparts of the signature page, which shall be considered the equivalent of ink signature pages for all purposes.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Member and SMPC have executed this Agreement as of the date set forth above.

MEMBER

SHEA HOMES LIMITED PARTNERSHIP,
a California limited partnership

By:
Name:	Stephen D. Stambaugh
Title:	Assistant Secretary

By:
Name:	Julia Guizan
Title:	Assistant Secretary

By executing below, SPMC hereby acknowledges and agrees to its appointment as Manager of the Company.

SPMC

SHEA PROPERTIES MANAGEMENT COMPANY, INC.,
a Delaware corporation

By:
Name:	Stephen D. Stambaugh
Title:	Assistant Secretary

By:
Name:	Julia Guizan
Title:	Assistant Secretary

EXHIBIT A

Articles of Organization

[attached hereto]

OMNIBUS AMENDMENT TO THE

LIMITED LIABILITY COMPANY AGREEMENT/OPERATING AGREEMENT

OF EACH OF

215 BAYVIEW APARTMENTS, LLC,

COAST CABLE PARTNERS,

HAWKERBLUE, LLC,

MONTY GREEN HOLDINGS, LLC,

SERENADE AT NATOMAS, LLC,

SH CASCADES, LLC,

SH JUBILEE, LLC,

SH JUBILEE MANAGEMENT, LLC,

SHEA BAKER RANCH, LLC

SHEA BREA DEVELOPMENT, LLC,

SHEA CAPITAL II, LLC,

SHEA GSW HOLDINGS, LLC,

SHEA GSW INVESTMENTS, LLC,

SHEA OTAY VILLAGE 11, LLC,

SHEA PROCTOR VALLEY, LLC,

SHEA RIVERMARK VILLAGE, LLC,

SHEA LA QUINTA LLC,

SHEA NINTH AND COLORADO, LLC,

SHEA TONNER HILLS, LLC,

SHEA VICTORIA GARDENS, LLC,

TRILOGY ANTIOCH, LLC,

TOWER 104 GATHERING, LLC,

TOWER 104 OIL, LLC,

TRW BTS ONE, LLC,

AND

WALDEN VILLAGE PARTNERS, LLC

November 5, 2010

This Omnibus Amendment (this “Amendment”) to the Operating Agreement of 215 BAYVIEW APARTMENTS, LLC, a California limited liability company; the Agreement of Partnership of COAST CABLE PARTNERS, a California general partnership; the Operating Agreement of HAWKERBLUE, LLC, a California limited liability company; the First Amended and Restated Operating Agreement of MONTY GREEN HOLDINGS, LLC, a Delaware limited liability company; the Operating Agreement of SERENADE AT NATOMAS, LLC, a California limited liability company; the Limited Liability Company Agreement of SH CASCADES, LLC, a Florida limited liability company; the Limited Liability Company Agreement of SH JUBILEE, LLC, a Delaware limited liability company; the Limited Liability Company Agreement of SH JUBILEE MANAGEMENT, LLC, a Delaware limited liability company; the Operating Agreement of SHEA BAKER RANCH, LLC, a California limited liability company; the Limited Liability Company Agreement of SHEA BREA DEVELOPMENT, LLC, a Delaware limited liability company; the Amended and Restated Limited Liability Company Agreement of SHEA CAPITAL II, LLC, a Delaware limited liability company; the Operating Agreement of SHEA GSW HOLDINGS, LLC, a Colorado limited liability company; the Operating Agreement of SHEA GSW INVESTMENTS, LLC, a Colorado limited liability company; the Operating Agreement of SHEA LA QUINTA LLC, a California limited liability company; the Limited Liability Company Agreement of SHEA NINTH AND COLORADO, LLC, a Colorado limited liability company; the Operating

Agreement of SHEA OTAY VILLAGE 11, LLC, a California limited liability company; the Limited Liability Company Agreement of SHEA PROCTOR VALLEY, LLC, a California limited liability company; the Amended and Restated Operating Agreement of SHEA RIVERMARK VILLAGE, LLC, a California limited liability company; the Limited Liability Company Agreement of SHEA TONNER HILLS, LLC, a Delaware limited liability company; the Limited Liability Company Agreement of SHEA VICTORIA GARDENS, LLC a Florida limited liability company; the Operating Agreement of TOWER 104 GATHERING, LLC, a Colorado limited liability company; the Operating Agreement of TOWER 104 OIL, LLC, a Colorado limited liability company; the Amended and Restated Operating Agreement of TRILOGY ANTIOCH, LLC, a California limited liability company; the Operating Agreement of TRW BTS ONE, LLC, a Colorado limited liability company; and the Operating Agreement of WALDEN VILLAGE PARTNERS, LLC, a California limited liability company (collectively, such limited liability companies, the “Companies”, and such operating agreements and limited liability company agreements, the “Agreements”) is made and entered into the date first written above by the undersigned, constituting all of the members of the Companies (collectively, the “Members”).

RECITALS

A. The Members have previously entered into the respective Agreements.

B. The Members now desire to amend the respective Agreements, in accordance with the terms thereof, to provide for the equity interests in each Company to be certificated.

AGREEMENT

NOW THEREFORE, in consideration of their mutual promises, covenants and agreements, and notwithstanding anything to the contrary in the Agreements, the parties hereto do hereby promise, covenant and agree as follows:

1. Recitals and Capitalized Terms. The Recitals set forth hereinabove are hereby incorporated for reference as though fully rewritten herein. Unless otherwise set forth herein, all capitalized terms shall have the same meaning as set forth in the respective Agreements. All references to “Agreement” in each of the Agreements shall be deemed to refer to such Agreement as modified by this Amendment.

2. Certificate of Limited Liability Company Interests. Each of the Agreements shall be amended by inserting a new article in the appropriate numerical order at the end of each Agreement as follows:

“ARTICLE [    ]

RIGHTS OF SECURED PARTY

“Section [    ] Notwithstanding anything to the contrary contained in this Agreement, if any interests in the Company (the “Membership Interests”) have been pledged or are subject to the granting of a security interest or other encumbrance therein (a “Pledge”) by the holder thereof (the beneficiary of a Pledge being referred to herein as a “Secured Party”), (a) all rights and remedies of such Secured Party (including but not limited to voting rights) with respect to the Membership Interests contained in any document, agreement or instrument giving effect to or governing such Pledge and the rights and remedies associated therewith (a “Security Document”) shall be given effect by the Company and the Members, (b) the Company and the Members shall take all such action and shall execute and deliver all such agreements, documents or instruments

2

as may be required by the terms and conditions of the Security Document and (c) if the Secured Party becomes the holder of such Membership Interests, then, at such time, the Secured Party shall have all of the rights associated with such Membership Interests under this Agreement and applicable law.

“Section [    ] Notwithstanding anything to the contrary contained in this Agreement, all restrictions on transfer and assignability of any Membership Interests shall be inapplicable, and of no force and effect, as to any transfer of any Membership Interest to a Secured Party in connection with any exercise of rights or remedies by the Secured Party in accordance with the Security Document or as may be permitted by applicable law. Contemporaneously with any transfer of any Member’s Membership Interests to the Secured Party, the transferor Member shall cease to be a member of the Company.

“Section [    ] All of the Membership Interests shall be evidenced by a certificate showing the name of the Member and the percentage of Membership Interests held by that Member. Each Membership Interest certificate shall be signed by an officer of the Company or of its manager or managing member, as the case may be, and such certificates may be signed in counterparts.

“Section [    ] Each of the Membership Interest certificates representing the Members’ interest in the Company shall constitute a “security” within the meaning of (A) Article 8 of the Uniform Commercial Code (including Section 8-102(a) thereof) as in effect from time to time in the state of organization of the Company and (B) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Each Member hereby agrees that its interest in the Company and in its Membership Interests for all purposes shall be personal property. The Members have no interest in specific Company property.

“Section [    ] At all times prior to the termination of any Pledge of the Membership Interests in accordance with the Security Document (the date of such termination, the “Termination Date”), neither the Members nor [Managers/Directors] will, without the prior written consent of the Secured Party, (i) amend this Agreement to provide that any Membership Interests (x) shall not be evidenced by a certificate or (y) shall not be securities governed by Article 8 of the Uniform Commercial Code or (ii) otherwise “opt out” of Article 8 of the Uniform Commercial Code.

“Section [    ] The provisions of this Article [    ] shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and any future Members [or Managers/Directors] and their respective successors and assigns.

“Section [    ] At all times prior the Termination Date, none of the provisions of this Article [    ] or any other provision of this Agreement may be amended in any way which alters, limits, restricts or adversely affects a Secured Party’s ability to exercise its rights with respect to the Membership Interests, without the prior written consent of such Secured Party.”

3. Miscellaneous. All other terms and provisions of each Agreement which are not expressly amended hereby are hereby ratified, affirmed and approved. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instruments. Facsimile signatures shall be valid as if manually signed.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment as of the date first set forth above.

SHEA HOMES LIMITED PARTNERSHIP, as

the sole Member of Monty Green Holdings, LLC, Shea Tonner Hills, LLC, Shea Ninth and Colorado, LLC, Shea Brea Development, LLC, Shea Otay Village 11, LLC and Shea Proctor Valley, LLC, as the Manager of Tower 104 Gathering, LLC, Tower 104 Oil, LLC and Walden Village Partners, LLC, and as a member of Shea Capital II, LLC

By:	J.F. Shea L.P., its sole General Partner

By: JFS Management, L.P., its sole General Partner

By: J.F. Shea Construction Management, Inc., its sole General Partner

By:
	Name:	James G. Shontere
	Title:	Secretary

By:
	Name:	Robert O’ Dell
	Title:	Treasurer

SHEA CAPITAL II, LLC, as the sole Member of Trilogy Antioch, LLC and Shea Victoria Gardens, LLC

By:	Shea Homes Limited Partnership, its Manager

By: J.F. Shea L.P., its sole General Partner

By: JFS Management, L.P., its sole General Partner

By: J.F. Shea Construction Management, Inc., its sole General Partner

By:
	Name:	James G. Shontere
	Title:	Secretary

By:
	Name:	Robert O’ Dell
	Title:	Treasurer

J.F. SHEA CO., INC., as the sole Member of Shea GSW Investments, LLC and as the Manager of Hawkerblue, LLC

By:
Name:	James G. Shontere
Title:	Secretary

By:
Name:	Robert O’ Dell
Title:	Treasurer

SHEA GSW INVESTMENTS, LLC, as the sole Member of Shea GSW Holdings, LLC

By: J.F. SHEA CO., INC., its Manager

By:
Name:	James G. Shontere
Title:	Secretary

By:
Name:	Robert O’ Dell
Title:	Treasurer

SHEA HOMES, INC., as the sole Member of Serenade at Natomas, LLC, SH Cascades, LLC, Shea La Quinta, LLC, SH Jubilee, LLC and SH Jubilee Management, LLC, and as a member of Shea Capital II, LLC, and as the sole Member and Manager of TRW BTS One, LLC

By:
Name:	James G. Shontere
Title:	Secretary

By:
Name:	Robert O’ Dell
Title:	Treasurer

Signature Page to Omnibus Amendment to LLC Agreements

SHEA PROPERTIES MANAGEMENT COMPANY, INC., as Manager of 215 Bayview Apartments, LLC, Shea Baker Ranch, LLC and Shea Rivermark Village, LLC		J.F. SHEA CO., INC., as Manager of Coast Cable Partners

By:		By:
By:	Ronald L. Lakey	Name:	James G. Shontere
Its:	Vice President	Title:	Secretary

By:		By:
By:	James G. Shontere	Name:	Robert O’ Dell
Its:	Secretary	Title:	Treasurer

Signature Page to Omnibus Amendment to LLC Agreements